EX 99.28(h)(20)

Amendment to the
Curian Variable Series Trust
Transfer Agency Agreement

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011 (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (“Funds”) and the owners of record thereof.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to add the following new Funds (“New Funds”):

New Funds (effective September 10, 2012)
1) Curian/DFA U.S. Micro Cap Fund;
2) Curian/Franklin Templeton Frontier Markets Fund;
3) Curian/Neuberger Berman Currency Fund;
4) Curian/Van Eck International Gold Fund;
5) Curian Guidance – Equity 100 Fund; and
6) Curian Guidance – Fixed Income 100 Fund.

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated September 10, 2012, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed as of June 22, 2012, effective as of September 10, 2012.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:	Curian Variable Series Trust

/s/ Kristen K. Leeman	By: /s/ Kelly L. Crosser
Kristen K. Leeman	Name: Kelly L. Crosser
Senior Paralegal	Title: Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Kristen K. Leeman	By: /s/ Mark D. Nerud
Kristen K. Leeman	Name: Mark D. Nerud
Senior Paralegal	Title: President and CEO

Exhibit A
September 10, 2012

Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/Van Eck International Gold Fund